                                  (Exhibit 23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26093) of Concorde Career Colleges, Inc. of our report dated March 1, 1999, appearing in Part II, Page 14 in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Kansas City, Missouri
March 26, 1999

                               Part II - Page 37